  Calculation of Filing Fee Tables

FORM S-8
(Form Type)

INTEGRA RESOURCES CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, no par value, that may be issued pursuant to future grants under the Integra Resources Corp. Amended and Restated Equity Incentive Plan, dated May 16, 2022	Rule 457(c) and Rule 457(h)	3,404,256 (2)	$0.6091	$2,073,532.33(3)	$0.0000927	$192.22

Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$2,073,532.33		$192.22
	Total Fees Previously Paid							$0.00
	Total Fee Offsets(4)							$0.00
	Net Fee Due							$192.22

(1) This registration statement covers, in addition to the number of common shares of Integra Resources Corp. (the "Company", the "Registrant", "we" , "us" or "our"), no par value (the "Common Shares"), stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of Common Shares that may be offered or issued as a result of one or more adjustments under the Integra Resources Corp. Amended and Restated Equity Incentive Plan, dated May 16, 2022 (the "Amended and Restated Plan") to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)  Represents Common Shares available or reserved for future issuance under the Amended and Restated Plan.

(3) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 3,404,256 Common Shares issuable or reserved under the Amended and Restated Plan multiplied by the average of the high and low prices for the Common Shares as reported on NYSE American LLC under the symbol "ITRG" on September 12, 2022.

(4) The Registrant does not have any fee offsets.